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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-121913) on Form S-3 of Consumer Portfolio Services, Inc. of our report, dated February 24, 2006 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Consumer Portfolio Services, Inc. for the year ended December 31, 2005. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey and Pullen, LLP

Irvine, CA
April 10, 2006